EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO §906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of CynergisTek, Inc., a Delaware corporation (the “Company”), for the year ended December 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), Michael McMillan, Chief Executive Officer of the Company, and Paul Anthony, Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1)	the Annual Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Michael McMillan

Michael McMillan Chief Executive Officer (Principal Executive Officer)

Dated: March 28, 2022

/s/ Paul T. Anthony

Paul Anthony, Chief Financial Officer (Principal Financial Officer)

Dated: March 28, 2022

A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This certification accompanies this Annual Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.

Unauthorized Disclosure Prohibited